Exhibit 19

Title: Insider Trading Policy
SOP Number: LEG-POL-002
Version Number: V00
Supersedes: Initial
Effective Date:
Next Review Due By: October 2026

PDS Biotechnology Corporation Policy on Insider Trading

1.	OBJECTIVE

This Policy provides the standards of PDS Biotechnology Corporation (the “Company”) on trading and causing the trading of the Company’s securities or securities of other publicly- traded companies while in possession of confidential information. This policy is divided into two parts: the first part prohibits trading in certain circumstances and applies to all directors, officers, employees and consultants of the Company as well as those persons that live with, are financially dependent on, and/or whose transactions in securities are directed by or are subject to the influence or control of such directors, officers, employees and consultants (“immediate family members”) and also those entities over which such directors, officers, employees and consultants have or share voting or investment control (“affiliates”) while the second part imposes special additional trading restrictions and applies to all (i) directors of the Company and its subsidiaries, (ii) executive officers of the Company and its subsidiaries and (iii) the employees listed on Appendix A (collectively, “Covered Persons”).

One of the principal purposes of the federal securities laws is to prohibit so-called “insider trading.” Simply stated, insider trading occurs when a person uses material non- public information obtained through involvement with the Company to make decisions to purchase, sell, give away or otherwise trade the Company’s securities or the securities of certain other companies or to provide that information to others outside the Company. The prohibitions against insider trading apply to trades, tips and recommendations by virtually any person, including all persons associated with the Company, if the information involved is “material” and “non-public.” These terms are defined in this Policy under Part I, Section 3 below. The prohibitions would apply to any director, officer, employee or consultant who buys or sells Company stock on the basis of material non-public information that he or she obtained about the Company, its customers, suppliers, or other companies with which the Company has contractual relationships or may be negotiating transactions.

Title: Insider Trading Policy
SOP Number: LEG-POL-002
Version Number: V00
Supersedes: Initial
Effective Date:
Next Review Due By: October 2026
2.	SCOPE

2.1 Applicability

This Policy applies to all transactions in the Company’s securities, including common stock, options, warrants and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company’s securities, whether or not issued by the Company (collectively, the “Company Securities”) and (ii) the securities of certain other companies, including common stock, options and other securities issued by those companies as well as derivative securities relating to any of those companies' securities.

This Policy applies to all employees of the Company and its subsidiaries, all officers of the Company and its subsidiaries and all members of the Company’s and its subsidiaries’ board of directors. This Policy also applies to all consultants of the Company.

3.	ROLES AND RESPONSIBILITIES

3.1. PDS Management

3.1.1	Ensures staff are aware of their obligations concerning insider training that can affect perception of the company progress.

3.2. PDS Human Resources

3.2.1	Ensures this Policy is presented with the Policy as part of their onboarding process.

3.3. PDS Legal

3.3.1  Ensure this Policy complies with applicable regulations and receives board of directors approval.

3.4. PDS Directors, Officers, Employees and Consultants

All PDS directors, officers, employees and consultants must adhere to this policy.

4.	ABBREVIATIONS AND DEFFINITIONS

4.1 .  Abbreviations

4.1.1. None

4.2 Definitions

4.2.1.
Materiality. Insider trading restrictions come into play only if the information you possess is “material.” Materiality, however, involves a relatively low threshold. Information is generally regarded as “material” if it has a market significance, that is, if its public dissemination is likely to affect the market price of securities, or if it otherwise is information that a reasonable investor would want to know before making an investment decision.

Title: Insider Trading Policy
SOP Number: LEG-POL-002
Version Number: V00
Supersedes: Initial
Effective Date:
Next Review Due By: October 2026
Information dealing with the following subjects is reasonably likely to be found material in particular situations:

4.2.1.1.	Significant changes in the Company’s prospects;

4.2.1.2.	Significant write-downs in assets or increases in reserves;

4.2.1.3.	Developments regarding significant litigation or government agency investigations;

4.2.1.4.	Liquidity problems;

4.2.1.5.	Changes in earnings estimates or unusual gains or losses in major operations;

4.2.1.6.	Major changes in management;

4.2.1.7.	Changes in dividend policy;

4.2.1.8.	Extraordinary borrowings;

4.2.1.9.	Award or loss of a significant contract;

4.2.1.10.	Cybersecurity risks and incidents, including vulnerabilities and breaches;

4.2.1.11.	Changes in debt ratings;

4.2.1.12.
Proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, strategic alliances, licensing arrangements, or purchases or sales of substantial assets;

4.2.1.13.	Significant clinical or regulatory events;

4.2.1.14.	Public offerings; and

4.2.1.15.	Pending statistical reports (such as consumer price index, money supply and retail figures, or interest rate developments).

Material information is not limited to historical facts but may also include projections and forecasts. With respect to a future event, such as a merger, acquisition or introduction of a new product, the point at which negotiations or product development are determined to be material is determined by balancing the probability that the event will occur against the magnitude of the effect the event would have on a company’s operations or stock price should it occur. Thus, information concerning an event that would have a large effect on stock price, such as a merger, may be material even if the possibility that the event will occur is relatively small. When in doubt about whether particular non- public information is material, presume it is material. If you are unsure whether information is material, you should either consult the Compliance Officer before making any decision to disclose such information (other than to persons who need to know it) or to trade in or recommend securities to which that information relates or assume that the information is material.

Title: Insider Trading Policy
SOP Number: LEG-POL-002
Version Number: V00
Supersedes: Initial
Effective Date:
Next Review Due By: October 2026
4.2.2.
Non-public Information. Insider trading prohibitions come into play only when you possess information that is material and “non-public.” The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Even after public disclosure of information about the Company, you must wait until the close of business on the second trading day after the information was publicly disclosed before you can treat the information as public.

Non-public information may include:

4.2.2.1.	Information available to a select group of analysts, brokers or institutional investors;

4.2.2.2.	Undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and

4.2.2.3.
Information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to the public announcement of such information (normally two or three days).

As with questions of materiality, if you are not sure whether information is considered public, you should either consult with the Compliance Officer or assume that the information is “non-public” and treat it as confidential.

4.2.3.	Compliance Officer. The Company has appointed Matthew Hill as the Compliance Officer for this Policy. The duties of the Compliance Officer include, but are not limited to, the following:

4.2.3.1.	Ensuring that copies of this Policy are provided to all employees.

4.2.3.2.	Ensuring that the Company obtain and maintain written acknowledgments from employees that they have read this Policy.

4.2.3.3.	Overseeing the responses to questions from individual employees.

Title: Insider Trading Policy
SOP Number: LEG-POL-002
Version Number: V00
Supersedes: Initial
Effective Date:
Next Review Due By: October 2026
4.2.3.4.	Providing employee training sessions.

4.2.3.5.	Pre-clearing trades, if required.

4.2.3.6.	Ensuring that relevant files on compliance with and implementation of this Policy are maintained.

Title: Insider Trading Policy
SOP Number: LEG-POL-002
Version Number: V00
Supersedes: Initial
Effective Date:
Next Review Due By: October 2026
5.	Policy

5.1. General Policy: No Trading or Causing Trading While in Possession of Material Non-public Information

5.1.1.
No director, officer, employee, consultant or any of their immediate family members or affiliates may purchase or sell any Company Security, whether or not issued by the Company, while in possession of material non-public information about the Company.

5.1.2.
No director, officer, employee, consultant or any of their immediate family members or affiliates who knows of any material non- public information about the Company may communicate that information to any other person, including family and friends, or otherwise disclose such information without the Company’s authorization.

5.1.3.
In addition, no director, officer, employee, consultant or any of their immediate family members or affiliates may purchase or sell any security of any other company while in possession of material non-public information about that company obtained in the course of his or her involvement with the Company. No director, officer, employee, consultant or any of their immediate family members or affiliates who knows of any such material non-public information may communicate that information to any other person, including family and friends, or otherwise disclose such information without the Company’s authorization.

5.1.4.
For compliance purposes, you should never trade, tip or recommend securities (or otherwise cause the purchase or sale of securities) while in possession of information that you have reason to believe is material and non-public unless you first consult with, and obtain the advance approval of, the Compliance Officer (as defined in Part I, Section 3(c) below).

5.1.5.	Covered Persons must “pre-clear” all trading in securities of the Company in accordance with the procedures set forth in Part II, Section 3 below.

5.2.  Violations of Insider Trading Laws

Penalties for trading on or communicating material non-public information can be severe, both for individuals involved in such unlawful conduct and their employers and supervisors, and may include jail terms, criminal fines, civil penalties and civil enforcement injunctions. Given the severity of the potential penalties, compliance with this Policy is absolutely mandatory.

5.2.1.
Legal Penalties. A person who violates insider trading laws by engaging in transactions in a company’s securities when he or she has material non-public information can be sentenced to a substantial jail term and required to pay a penalty of several times the amount of profits gained or losses avoided.

Title: Insider Trading Policy
SOP Number: LEG-POL-002
Version Number: V00
Supersedes: Initial
Effective Date:
Next Review Due By: October 2026
The SEC also has the authority to seek disgorgement, a civil penalty against the insider or tippee, of up to three times the amount of profit gained, or loss avoided by insider trading from the violator and an injunction against future violations. The SEC also may impose liability on a company and any “controlling person” of an insider trading violator for up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided by insider trading if the company or a “controlling person” is found to have recklessly disregarded the likelihood that a controlled person would engage in violation and failed to take steps to prevent the action before it occurred. The offending company or “controlling person” may also receive a criminal penalty of up to $2,500,000. The SEC is authorized to pay rewards of up to 10% of a penalty recovered to persons providing information leading to the imposition of a penalty. In addition, insiders or tippees who trade on inside information may receive a jail term of up to 20 years and a criminal fine of up to $5,000,000. If the defendant in such a criminal action is an entity, a court may impose a fine of up to $25 million. Finally, private parties also may bring civil complaints or actions against any person purchasing or selling a security while in possession of material, non-public information.

5.2.2.
Company-imposed Penalties. Employees who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause. Any exceptions to the Policy, if permitted, may only be granted by the Compliance Officer and must be provided before any activity contrary to the above requirements takes place.

5.3. Blackout Periods

All Covered Persons are prohibited from trading in the Company Securities during blackout periods.

5.3.1.
Quarterly Blackout Periods. Trading in the Company Securities is prohibited during the period beginning at the close of the market fifteen (15) days before the end of each fiscal quarter and ending at the close of business on the second day following the date the Company’s financial results for such fiscal quarter are publicly disclosed. During these periods, Covered Persons generally possess or are presumed to possess material non-public information about the Company’s financial results.

5.3.2.
Other Blackout Periods. From time to time, other types of material non- public information regarding the Company (such as negotiation of mergers, acquisitions or dispositions, investigation and assessment of cybersecurity incidents or new product developments) may be pending and not be publicly disclosed. While such material non-public information is pending, the Company may impose special blackout periods during which Covered Persons are prohibited from trading in the Company Securities. If the Company imposes a special blackout period, it will notify the Covered Persons affected.

Title: Insider Trading Policy
SOP Number: LEG-POL-002
Version Number: V00
Supersedes: Initial
Effective Date:
Next Review Due By: October 2026
5.3.3.	Exception. These trading restrictions do not apply to transactions executed under a written trading program in accordance with Rule 10b5-1 (an “Approved 10b5-1 Plan”) that:

5.3.3.1.
has been reviewed and approved by the Compliance Officer at least one month in advance of any trades thereunder (or, if revised or amended, such revisions or amendments have been reviewed and approved by the Compliance Officer at least one month in advance of any subsequent trades);

5.3.3.2.	was entered into in good faith by the Covered Person at a time when the Covered Person was not in possession of material non-public information about the Company; and

5.3.3.3.
gives a third party the discretionary authority to execute such purchases and sales, outside the control of the Covered Person, so long as such third party does not possess any material non-public information about the Company; or explicitly specifies the security or securities to be purchased or sold, the number of shares, the prices and/or dates of transactions, or other formula(s) describing such transactions.

5.4. Trading Window

Covered Persons are permitted to trade in the Company Securities when no blackout period is in effect. Generally, this means that Covered Persons can trade during the period beginning at the close of business on the second day following the date the Company’s financial results for such fiscal quarter are publicly disclosed and ending at the close of the market fifteen (15) days before the end each fiscal quarter. However, even during this trading window, a Covered Person who is in possession of any material non-public information should not trade in the Company Securities until the information has been made publicly available or is no longer material. In addition, the Company may close this trading window if a special blackout period under Part II, Section 1(b) above is imposed and will re-open the trading window once the special blackout period has ended.

5.5.  Pre-clearance of Securities Transactions

5.5.1.
Because Covered Persons are likely to obtain material non-public information on a regular basis, the Company requires all such persons to refrain from trading, even during a trading window under Part II, Section 2 above, without first pre-clearing all transactions in the Company Securities.

5.5.2.
Subject to the exemption in subsection (d) below, no Covered Person may, directly or indirectly, purchase or sell (or otherwise make any transfer, gift, pledge or loan of) any Company Security at any time without first obtaining prior approval from the Compliance Officer. These procedures also apply to transactions by such a person’s immediate family members and affiliates.

Title: Insider Trading Policy
SOP Number: LEG-POL-002
Version Number: V00
Supersedes: Initial
Effective Date:
Next Review Due By: October 2026
5.5.3.
The Compliance Officer shall record the date each request is received and the date and time each request is approved or disapproved. Unless revoked, a grant of permission will normally remain valid until the close of trading two business days following the day on which it was granted. If the transaction does not occur during the two-day period, pre-clearance of the transaction must be re-requested.

5.5.4.
Pre-clearance is not required for purchases and sales of securities under an Approved 10b5-1 Plan. With respect to any purchase or sale under an Approved 10b5-1 Plan, the third party effecting transactions on behalf of the Covered Person should be instructed to send duplicate confirmations of all such transactions to the Compliance Officer.

5.6.  Prohibited Transactions

5.6.1.
Directors and executive officers of the Company are prohibited from trading in the Company’s equity securities during a blackout period imposed under an “individual account” retirement or pension plan of the Company, during which at least 50% of the plan participants are unable to purchase, sell or otherwise acquire or transfer an interest in equity securities of the Company, due to a temporary suspension of trading by the Company or the plan fiduciary.

5.6.2.
A Covered Person, including such person’s immediate family members and affiliates, is prohibited from engaging in the following transactions in the Company Securities unless advance approval is obtained from the Compliance Officer:

5.6.2.1.	Short-term trading. Covered Persons who purchase Company Securities may not sell any Company Securities of the same class for at least six months after the purchase;

5.6.2.2.	Short sales. Covered Persons may not sell the Company Securities short;

5.6.2.3.	Options trading. Covered Persons may not buy or sell puts or calls or other derivative securities on the Company Securities;

5.6.2.4.	Trading on margin. Covered Persons may not hold Company Securities in a margin account or pledge Company Securities as collateral for a loan; and

5.6.2.5.	Hedging. Covered Persons may not enter into hedging or monetization transactions or similar arrangements with respect to Company Securities.

5.7.   Acknowledgment and Certification

Adopted by the Board of Directors on September 21, 2023.

Title: Insider Trading Policy
SOP Number: LEG-POL-002
Version Number: V00
Supersedes: Initial
Effective Date:
Next Review Due By: October 2026
6.	REFERENCES

7.	SUMMARY of REVISIONS

Document Version	Description
00	Initial

8.	SIGNATURES:

Author:
Name/Title	Signature	Date
Danuta M. Ryden Head of HR, IT & Facilities Administration

Approver(s):

Name/Title	Signature	Date
Spencer Brown Sr.VP and General Counsel
Michael LaLond Director, Clinical Quality Assurance

END OF DOCUMENT